Exhibit 16

April 11, 2007

Securities and Exchange Commission

PCAOB Letter File

100 F Street, N.E.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read the statements included in Item 4.01 of InfoLogix, Inc.’s Form 8-K/A to be filed on April 11, 2007 (attached), and agree with such statements.

Yours truly,

/s/ ASHER & COMPANY, Ltd.

CC:  John Roberts, CFO — InfoLogix, Inc.